EXHIBIT 99.1



                              FOR IMMEDIATE RELEASE


Contact:

Cameron Associates, Inc.                                Tag-It Pacific, Inc.
Michael Brod                                            Colin Dyne, CEO
212-245-8800                                            818-444-4100
MICHAEL@CAMERONASSOC.COM                                CDYNE@TAGITPACIFIC.COM


         TAG-IT PACIFIC, INC. REPORTS FISCAL YEAR 2001 FINANCIAL RESULTS

Los Angeles, Ca. March 28, 2002--Tag-It Pacific, Inc. (AMEX: TAG) has filed its Form 10-K and reports financial results for the fiscal year ended December 31, 2001. The Company reported total revenues for FY 2001 of $43.6 million, a decrease of approximately 11% from the previous year's revenues of $49.3 million. The Company reported a loss per share of ($0.16) versus earnings of $0.21 per share for FY 2000. Restructuring charges of $1.6 million, or approximately $0.19 per share were recorded for the year.

Colin Dyne, CEO of Tag-It commented, "2001 was a pivotal year for Tag-It as we made significant strides in assembling the key components for the successful implementation of our business model, and at the same time dealt with a severe industry-wide slow-down in the apparel manufacturing sector, particularly in the western hemisphere jeans and casual pants markets. Most significantly in 2001, we purchased the TALON(R) trademark and related trade names, entered a 10-year exclusive Co-Marketing and Supply agreement with Coats American, Inc., an affiliate of Coats plc, implemented our restructuring plan and completed a series of private placement transactions that will contribute $2.75 million to equity through October 2002."

Dyne further commented, "We anticipate that sales levels will be flat compared to last year at the beginning of 2002 and will improve as retailers begin to expand their inventory levels. Our current order backlog shows gains over the same period last year and we believe our MANAGED TRIM SOLUTION(R) system will begin to gain momentum as this system is aligned with the strategies of major brands and retailers which are moving toward purchasing full package garments from their vendor base as opposed to managing all or a portion of the production process themselves. Our offering of a one-stop purchasing program for the major garment contractors will reduce their costs of manufacturing and eliminate the many logistical issues related to purchasing trim from 10 to 12 different vendors for a single style of clothing."

In December 2001, Tag-It purchased the TALON(R) trademark and related trade names. Continued Dyne, "With our control of the TALON(R) brand name instead of being a distributor, we are revitalizing the TALON(R) brand by focusing on being highly responsive to customer needs, rapidly expanding our global distribution, and maintaining quality and value. With a 100-plus year history, Talon is recognized as the original zipper company, and has significant name recognition. The global branded zipper market is in excess of 2 billion dollars and is dominated by one company. We are leveraging Talon's proven brand equity and acceptance with retailers and brands to target this market."

"The TALON acquisition is also an important step in our strategy to offer a complete high quality trim package to apparel manufacturers. The Talon zippers will also be added to our Internet-based supply-chain management system known as, MANAGED TRIM SOLUTION."


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In addition to the TALON(R) acquisition, in September 2001, Tag-It entered a
10-year Co-Marketing and Supply agreement with Coats American, Inc., an affiliate of Coats plc., the largest and oldest provider of thread in the world. "Coats thread, along with TALON(R) zipper products, gives us the highest quality products available for our proprietary Managed Trim Solution, " said Dyne.

ABOUT TAG-IT PACIFIC: Tag-It specializes in the distribution of a full range of trim items to manufacturers of fashion apparel, licensed consumer products, specialty retailers and mass merchandiser brands. Tag-It acts as a full service outsourced trim management department for manufacturers of fashion apparel such as Tarrant Apparel Group and Azteca Production International. The Company also serves as a specified supplier of trim items to specific brands, brand licensees and retailers, including Tommy Hilfiger, A/X Armani Exchange, Express, The Limited, Lerner and Swank, among others. Tag-It has positioned itself as a fully integrated single-source supplier of a full range of trim items for manufacturers of fashion apparel. The Company's business focuses on servicing all of the trim requirements of its customers at the manufacturing and retail brand level of the fashion apparel industry. Tag-It offers customers its MANAGED TRIM SOLUTION, an Internet-based, virtual trim department, covering the complete management of ordering, production, inventory management and just-in-time distribution of their trim and packaging requirements.

Tag-It also distributes zippers under its TALON brand name to apparel brands and manufacturers such as VF Corporation, Savane International and Tropical Sportswear, among others. In December 2001, Tag-it purchased the TALON trademark and trade names. TALON is a 100-year-old brand, which is well known for quality and product innovation. TALON was the original pioneer of the formed wire metal zipper for the jeans industry and is a specified zipper brand for manufacturers in the sportswear and outerwear markets. We have introduced a completely revised high quality line of zippers, broadened distribution to Asia and Mexico, negotiated with new distributors and initiated a new sales and marketing effort for this brand. TALON will be promoted both within our trim packages, as well as a stand-alone product line.

Visit the Company's website, www.tagitpacific.com for additional information.

WITH THE EXCEPTION OF THE HISTORICAL INFORMATION, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, AS REFERENCED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNRELIABLE AND ACTUAL RESULTS MAY DIFFER MATERIALLY. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE THE UNANTICIPATED LOSS OF ONE OR MORE MAJOR CUSTOMERS, THE AVAILABILITY AND COST OF FINANCING, THE RISK OF A SOFTENING OF CUSTOMER ACCEPTANCE OF THE COMPANY'S PRODUCTS, RISKS OF INTRODUCTION BY COMPETITORS OF TRIM MANAGEMENT SYSTEMS WITH SIMILAR OR BETTER FUNCTIONALITY THAN OUR MANAGED TRIM SOLUTION, PRICING PRESSURES AND OTHER COMPETITIVE FACTORS, POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS, OUR MANAGEMENT OF POTENTIAL GROWTH AND THE RISKS OF EXPANSION INTO NEW BUSINESS AREAS. THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING THE COMPANY'S MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q, WHICH SHOULD BE READ IN CONJUNCTION HEREWITH FOR A FURTHER DISCUSSION OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER A AS RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                              TAG-IT PACIFIC, INC.
                          Selected Balance Sheet Items
                             (all numbers in $000's)

                                                     December 31,  December 31,
                                                         2001          2000
                                                     ------------  ------------
Accounts Receivable                                   $   11,872    $   13,047
Inventories                                           $   20,451    $   19,868
Total Current Assets                                  $   35,145    $   33,782
Total Assets                                          $   40,794    $   39,099
Line of Credit                                        $    9,661    $    9,956
Accounts Payable                                      $    5,176    $    8,229
Total  Current Liabilities                            $   18,602    $   21,480
Total  Liabilities                                    $   22,471    $   24,308
Convertible Redeemable preferred stock Series C       $    2,895    $        -
Total Stockholders' Equity                            $   15,428    $   14,791
Total  Liabilities and Equity                         $   40,794    $   39,099



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
                              TAG-IT PACIFIC, INC.

                      Consolidated Statements of Operations
                     (all numbers (excluding EPS) in $000's)

                                                          Year Ended December 31,
                                                             2001          2000
                                                          ------------   ----------
Net sales                                                 $    43,568    $  49,362

Cost of goods sold                                             31,679       35,821
                                                          ------------   ----------
   Gross profit                                                11,889       13,541

Selling expenses                                                1,639        2,105

General and administrative expenses                             8,940        8,889

Restructuring charges                                           1,562            -
                                                          ------------   ----------
   Total operating expenses                                    12,141       10,994

Income (loss) from operations                                   (252)        2,547

Interest expense, net                                           1,397          753
                                                          ------------   ----------
Income (loss) before income taxes                             (1,649)        1,794

Provision (benefit) for income taxes                            (423)          255
                                                          ------------   ----------
Net income (loss)                                         $   (1,226)    $   1,539
                                                          ============   ==========
Less:  Preferred stock dividends                                 (50)            -
                                                          ------------   ----------
Net income (loss) to common shareholders                  $   (1,276)    $   1,539
                                                          ============   ==========
Basic earnings (loss) per share                           $    (0.16)    $    0.23
                                                          ============   ==========
Diluted earnings (loss) per share                         $    (0.16)    $    0.21
                                                          ============   ==========
Weighted average number of common shares outstanding:

   Basic                                                        8,017        6,838
                                                          ============   ==========
   Diluted                                                      8,017        7,283
                                                          ============   ==========